UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 16, 2007

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	98-0020849
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

14759 Oxnard Street

Van Nuys, California 91411

(Address of principal executive offices)

818-904-9029

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Public Media Works, Inc. (the “Company”) entered into a share purchase offer and subscription agreement dated August 16, 2007 with an individual accredited investor for the sale of 216,667 shares of Company Common Stock for $.30 per share for a total purchase price of $65,000. The description of the terms of the share purchase offer and subscription agreement is qualified by reference to the complete copy of such agreement which is filed as an exhibit to this report and incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

As described above in Item 1.01, in connection with the share purchase offer and subscription agreement, the Company has agreed to issue 216,667 shares of Company common stock to an individual accredited investor. The issuance of the Company’s shares of common stock to the accredited investor was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. The shares of the Company’s Common Stock to be issued to the investor are restricted shares, and the holders thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

No.	Description
10.60	Share Purchase Offer and Subscription Agreement dated August 16, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

Dated: August 21, 2007	By:	/s/ Corbin Bernsen
Corbin Bernsen Chief Executive Officer